UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2016

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Ave., San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, John Thornton notified the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”) of his desire to retire from the Board, effective immediately. On such date, the Board accepted Mr. Thornton’s resignation and expressed its gratitude to Mr. Thornton for his 30 years of distinguished service to the Board and the Company. Mr. Thornton, age 83, retired for personal reasons and not as a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

The Board has appointed Mr. James DeBello, age 57, the Company’s Chief Executive Officer, as Chairman of the Board. Mr. DeBello will now serve as both the Company’s Chairman and Chief Executive Officer.

In connection with Mr. DeBello’s appointment as Chairman of the Board, the Board felt that it was important to also create a Lead Independent Director position to lead the Board’s independent directors to engagement and consensus and to ensure that such independent consensus is heard and implemented. The Board appointed an existing director, Bruce Hansen, age 56, as the Lead Independent Director, effective immediately.

The Board determined that Mr. Hansen is an “independent director” under the NASDAQ Listing Rules. As Lead Independent Director, Mr. Hansen will, among other things, serve as liaison between the Chairman and the independent directors and will be responsible for approving information sent to the Board, approving meeting agendas for the Board, and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items. Mr. Hansen will also have the authority to call meetings of the independent directors, and if requested by major shareholders, be available for consultation and direct communication. Mr. Hansen will continue to serve on the Audit Committee and the Compensation Committee of the Board.

The Company is in the process of seeking potential director candidates to fill the Board vacancy created by Mr. Thornton’s resignation.

Item 8.01.	Other Events.

On March 9, 2016, the Company issued a press release, announcing Mr. Thornton’s resignation from the Board, the appointment of Mr. DeBello as Chairman of the Board, and Mr. Hansen as the Lead Independent Director. A copy of such press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release issued on March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

	By:	/s/ Jason L. Gray
Jason L. Gray
General Counsel
Date: March 10, 2016